UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2025
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On April 4, 2025, Arvinas, Inc. (the “Company”), presented data from the first-in-human clinical trial of ARV-102, the Company’s investigational PROteolysis TArgeting Chimera (“PROTAC”) leucine-rich repeat kinase 2 (“LRRK2”) degrader. Results from the randomized, double-blind, placebo-controlled single ascending dose (“SAD”) cohort of the Phase 1 healthy volunteer trial, and initial results from the multiple ascending dose (“MAD”) cohort, were shared in a presentation at the 2025 International Conference on Alzheimer’s and Parkinson’s Diseases (“AD/PD™ 2025”) in Vienna, Austria.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On April 4, 2025, the Company, presented data from the first-in-human clinical trial of ARV-102, the Company’s investigational PROTAC LRRK2 degrader. Results from the randomized, double-blind, placebo-controlled SAD cohort of the Phase 1 healthy volunteer trial, and initial results from the MAD cohort, were shared in a presentation at AD/PD™ 2025 in Vienna, Austria.
In the clinical trial, ARV-102 demonstrated substantial reduction of LRRK2, a multifunctional protein that has been implicated in Parkinson’s disease (“PD”) and progressive supranuclear palsy (“PSP”), in cerebral spinal fluid (“CSF”), with a promising safety/tolerability profile and favorable pharmacodynamic outcomes. Key findings from the clinical trial indicated brain penetration, substantial central and peripheral LRRK2 protein degradation and signified downstream LRRK2 pathway engagement. Clinical trial design and the specific data presented at AD/PD™ 2025 are outlined below.
Clinical Trial Design
The ARV-102 Phase 1 clinical trial is designed to assess the safety, pharmacokinetics, and pharmacodynamics of orally administered ARV-102 in healthy male volunteers. This clinical trial is a single-center, randomized, double-blind, placebo-controlled trial evaluating outcomes in both SAD and MAD cohorts. In the SAD cohort, volunteers were randomized three to one, to either placebo or a single dose of ARV-102 (10 mg, 30 mg, 60 mg, 90 mg, 150 mg, or 200 mg) on day 1 with follow-up until day 10. In the MAD cohort, volunteers were randomized to either placebo or a once daily dose of ARV-102 (10 mg, 20 mg, 40 mg, or 80 mg) for 14 days with follow-up until day 28.
Safety Profile
•At the time of data cutoff (March 13, 2025), the SAD cohort of the Phase 1 clinical trial is completed and the MAD cohort is ongoing. Based on evaluation of the available data from single and multiple oral doses, ARV-102 was well tolerated in healthy volunteers.
•Of the 47 volunteers across all SAD dose levels, the primary treatment related adverse events were headache and fatigue. Headaches occurred in 17.1% (6/35) of treated individuals compared to 0% (0/12) in placebo controls. Fatigue occurred in 8.6% (3/35) of the treated individuals compared to 25% (3/12) in placebo controls.
•Procedural pain associated with the lumbar puncture occurred in 28.6% (10/35) of treated individuals compared to 41.7% (5/12) in placebo controls. Post lumbar puncture syndrome was only observed in the treated cohort, at a rate of 17.1% (6/35).
•No serious adverse events were reported in either the SAD or MAD cohorts.
ARV-102 Exposure in Plasma and CSF
•ARV-102 exhibited median maximum concentration six hours after oral administration.

•The area under the concentration-time curve in the first 24 hours post dosing and the maximum plasma concentration increased in a dose-dependent manner and the median terminal plasma half-life was 73 hours.
•ARV-102 levels in CSF increased in a dose dependent manner in both the SAD and MAD cohorts.
Pharmacodynamic Evaluation
•At single doses of greater than or equal to 60 mg and repeated doses of greater than or equal to 20 mg, LRRK2 reduction of greater than 90% in peripheral blood mononuclear cells was observed.
•ARV-102 at single doses of greater than or equal to 30 mg induced greater than 50% decreases in peripheral phospho-Rab10T73, a LRRK2 substrate and biomarker for downstream LRRK2 activity; data for this endpoint in the MAD cohort is pending.
•ARV-102 at single doses of greater than or equal to 30 mg resulted in greater than 90% decrease of bis(monoacylglycerol)phosphate in urine, a biomarker of lysosomal function; data for this endpoint in the MAD cohort is pending.
•In CSF, ARV-102 induced dose-dependent LRRK2 reduction, with greater than 50% LRRK2 reduction at single doses of greater than or equal to 60 mg and repeated doses of greater than or equal to 20 mg.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 4, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: April 4, 2025	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer